Exhibit 99

Table of Contents

Page

Financial Highlights	3

Consolidated Balance Sheets	4

Consolidated Statements of Income (Loss)	5

Consolidated Statements of Cash Flows	6

Reconciliation of Net Income (Loss) to Adjusted EBITDA without Non-Recurring Other Expense and Net Income (Loss) Attributable to Common Shareholders to FFO and Normalized FFO	7

Market Capitalization, Debt and Coverage Ratios	8

Debt Analysis	9

Debt Maturity	10

Securities Portfolio Performance	11

Property Summary and Snapshot	12

Same Property Statistics	13

Acquisition Summary and Property Portfolio	14

Definitions	15

Press Release Dated February 28, 2023	16

Certain information in this Supplemental Information Package contains Non-GAAP financial measures. These Non-GAAP financial measures are REIT industry financial measures that are not calculated in accordance with accounting principles generally accepted in the United States of America. Please see page 15 for a definition of these Non-GAAP financial measures and page 7 for the reconciliation of certain captions in the Supplemental Information Package to the statement of operations as reported in the Company’s filings with the SEC on Form 10-K.

UMH Properties, Inc. | Fourth Quarter FY 2022 Supplemental Information 2

Financial Highlights

(dollars in thousands except per share amounts) (unaudited)

	Three Months Ended		Year Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Operating Information
Number of Communities			134	127
Number of Sites			25,568	24,025
Rental and Related Income	$43,735	$40,732	$170,434	$159,034
Community Operating Expenses	$19,485	$17,031	$75,660	$68,046
Community NOI	$24,250	$23,701	$94,774	$90,988
Expense Ratio	44.6%	41.8%	44.4%	42.8%
Sales of Manufactured Homes	$5,013	$5,270	$25,342	$27,089
Number of Homes Sold	65	76	301	370
Number of Rentals Added	99	6	392	454
Net Income (Loss)	$3,659	$17,010	$(4,972)	$51,088
Net Income (Loss) Attributable to Common Shareholders	$283	$9,410	$(36,265)	$21,249
Adjusted EBITDA without Non-Recurring Other Expense	$21,807	$23,233	$89,926	$90,312
FFO Attributable to Common Shareholders	$9,973	$10,091	$28,489	$39,149
Normalized FFO Attributable to Common Shareholders	$11,321	$11,016	$46,840	$41,144

Shares Outstanding and Per Share Data
Weighted Average Shares Outstanding
Basic	56,184	49,713	54,389	46,332
Diluted	56,755	51,128	54,389	47,432
Net Income (Loss) Attributable to Common Shareholders per Share-
Basic	$0.01	$0.19	$(0.67)	$0.46
Diluted	$0.005	$0.17	$(0.67)	$0.45
FFO per Share-
Diluted	$0.18	$0.20	$0.51	$0.83
Normalized FFO per Share-
Diluted	$0.20	$0.22	$0.85	$0.87
Dividends per Common Share	$0.20	$0.19	$0.80	$0.76

Balance Sheet
Total Assets			$1,344,596	$1,270,820
Total Liabilities			$793,400	$528,680

Market Capitalization
Total Debt, Net of Unamortized Debt Issuance Costs			$761,676	$499,324
Equity Market Capitalization			$927,298	$1,411,624
Series C Preferred Stock			$-0-	$247,100
Series D Preferred Stock			$225,379	$215,219
Total Market Capitalization			$1,914,353	$2,373,267

UMH Properties, Inc. | Fourth Quarter FY 2022 Supplemental Information 3

Consolidated Balance Sheets

(in thousands except per share amounts)

	December 31,	December 31,
	2022	2021
ASSETS
Investment Property and Equipment
Land	$86,619	$74,963
Site and Land Improvements	846,218	716,211
Buildings and Improvements	35,933	30,450
Rental Homes and Accessories	422,818	383,467
Total Investment Property	1,391,588	1,205,091
Equipment and Vehicles	26,721	24,437
Total Investment Property and Equipment	1,418,309	1,229,528
Accumulated Depreciation	(363,098)	(316,073)
Net Investment Property and Equipment	1,055,211	913,455

Other Assets
Cash and Cash Equivalents	29,785	116,175
Marketable Securities at Fair Value	42,178	113,748
Inventory of Manufactured Homes	88,468	23,659
Notes and Other Receivables, net	67,271	55,359
Prepaid Expenses and Other Assets	20,011	17,135
Land Development Costs	23,250	22,352
Investment in Joint Venture	18,422	8,937
Total Other Assets	289,385	357,365

TOTAL ASSETS	$1,344,596	$1,270,820

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgages Payable, net of unamortized debt issuance costs	$508,938	$452,567
Other Liabilities
Accounts Payable	6,387	4,274
Loans Payable, net of unamortized debt issuance costs	153,531	46,757
Series A Bonds, net of unamortized debt issuance costs	99,207	-0-
Accrued Liabilities and Deposits	16,852	17,162
Tenant Security Deposits	8,485	7,920
Total Other Liabilities	284,462	76,113
Total Liabilities	793,400	528,680

COMMITMENTS AND CONTINGENCIES

Shareholders’ Equity:
Series C- 6.75% Cumulative Redeemable Preferred Stock, $0.10 par value per share; 3,866 and 13,750 shares authorized as December 31, 2022 and 2021, respectively; 9,884 issued and outstanding as of December 31, 2021	-0-	247,100
Series D- 6.375% Cumulative Redeemable Preferred Stock, $0.10 par value per share; 9,300 shares authorized; 9,015 and 8,609 shares issued and outstanding as of December 31, 2022 and 2021, respectively	225,379	215,219
Common Stock- $0.10 par value per share: 154,048 and 144,164 shares authorized as of December 31, 2022 and 2021, respectively; 57,595 and 51,651 shares issued and outstanding as of December 31, 2022 and 2021, respectively	5,760	5,165
Excess Stock- $0.10 par value per share: 3,000 shares authorized; no shares issued or outstanding as of December 31, 2022 and 2021	-0-	-0-
Additional Paid-In Capital	343,189	300,020
Undistributed Income (Accumulated Deficit)	(25,364)	(25,364)
Total UMH Properties, Inc. Shareholders’ Equity	548,964	742,140
Non-Controlling Interest in Consolidated Subsidiaries	2,232	-0-
Total Shareholders’ Equity	551,196	742,140

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,344,596	$1,270,820

UMH Properties, Inc. | Fourth Quarter FY 2022 Supplemental Information 4

Consolidated Statements of Income (Loss)

(in thousands except per share amounts)

	(unaudited)
	Three Months Ended		Year Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
INCOME:
Rental and Related Income	$43,735	$40,732	$170,434	$159,034
Sales of Manufactured Homes	5,013	5,270	25,342	27,089
TOTAL INCOME	48,748	46,002	195,776	186,123

EXPENSES:
Community Operating Expenses	19,485	17,031	75,660	68,046
Cost of Sales of Manufactured Homes	3,412	3,777	17,562	20,091
Selling Expenses	1,288	990	5,282	4,807
General and Administrative Expenses	5,631	4,150	18,979	14,095
Depreciation Expense	12,766	11,552	48,769	45,124
TOTAL EXPENSES	42,582	37,500	166,252	152,163

OTHER INCOME (EXPENSE):
Interest Income	1,027	896	4,085	3,362
Dividend Income	703	1,242	2,903	5,098
Gain (Loss) on Sales of Marketable Securities, net	(17,922)	-0-	6,394	2,342
Increase (Decrease) in Fair Value of Marketable Securities	21,185	10,932	(21,839)	25,052
Other Income	458	138	1,240	626
Loss on Investment in Joint Venture	(298)	(24)	(671)	(24)
Interest Expense	(7,587)	(4,615)	(26,439)	(19,158)
TOTAL OTHER INCOME (EXPENSE)	(2,434)	8,569	(34,327)	17,298

Income (Loss) before Loss on Sales of Investment Property and Equipment	3,732	17,071	(4,803)	51,258
Loss on Sales of Investment Property and Equipment	(73)	(61)	(169)	(170)
NET INCOME (LOSS)	3,659	17,010	(4,972)	51,088

Preferred Dividends	(3,433)	(7,600)	(23,221)	(29,839)
Redemption of Preferred Stock	-0-	-0-	(8,190)	-0-
Loss Attributable to Non-Controlling Interest	57	-0-	118	-0-

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$283	$9,410	$(36,265)	$21,249

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS PER SHARE –
Basic	$0.01	$0.19	$(0.67)	$0.46
Diluted	$0.005	$0.17	$(0.67)	$0.45

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	56,184	49,713	54,389	46,332
Diluted	56,755	51,128	54,389	47,432

UMH Properties, Inc. | Fourth Quarter FY 2022 Supplemental Information 5

Consolidated Statements of Cash Flows

(in thousands)

	Year Ended
	December 31, 2022	December 31, 2021

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$(4,972)	$51,088
Non-Cash Items Included in Net Income (Loss):
Depreciation	48,769	45,124
Amortization of Financing Costs	1,956	1,001
Stock Compensation Expense	4,970	3,447
Provision for Uncollectible Notes and Other Receivables	1,497	1,213
Gain on Sales of Marketable Securities, net	(6,394)	(2,342)
Decrease (Increase) in Fair Value of Marketable Securities	21,839	(25,052)
Loss on Sales of Investment Property and Equipment	169	170
Changes in Operating Assets and Liabilities:
Inventory of Manufactured Homes	(64,809)	1,791
Notes and Other Receivables, net of notes acquired with acquisitions	(12,740)	(9,957)
Prepaid Expenses and Other Assets	(636)	(1,557)
Accounts Payable	2,113	(116)
Accrued Liabilities and Deposits	(310)	(134)
Tenant Security Deposits	565	487
Net Cash Provided by (Used In) Operating Activities	(7,983)	65,163

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Manufactured Home Communities, net of mortgages assumed	(65,562)	(18,405)
Purchase of Investment Property and Equipment	(81,112)	(59,270)
Proceeds from Sales of Investment Property and Equipment	3,098	2,859
Additions to Land Development Costs	(27,185)	(27,428)
Purchase of Marketable Securities	(19)	(18)
Proceeds from Sales of Marketable Securities	56,144	16,835
Investment in Joint Venture	(9,485)	(8,937)
Net Cash Used in Investing Activities	(124,121)	(94,364)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Mortgages, net of mortgages assumed	59,801	6,070
Net Proceeds (Payments) from Short-Term Borrowings	107,280	(40,448)
Principal Payments of Mortgages and Loans	(24,294)	(25,618)
Proceeds from Bond Issuance	102,670	-0-
Financing Costs on Debt	(6,561)	(167)
Investments from Non-Controlling Interest	2,350	-0-
Proceeds from At-The-Market Preferred Equity Program, net of offering costs	9,075	53,213
Payments on Redemption of Preferred Stock	(247,100)	-0-
Proceeds from At-The-Market Common Equity Program, net of offering costs	100,752	179,069
Proceeds from Issuance of Common Stock in the DRIP, net of dividend reinvestments	5,025	6,267
Proceeds from Exercise of Stock Options	4,195	8,601
Preferred Dividends Paid	(24,611)	(29,839)
Common Dividends Paid, net of dividend reinvestments	(40,628)	(31,514)
Net Cash Provided by Financing Activities	47,954	125,634

NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(84,150)	96,433
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF YEAR	125,026	28,593
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF YEAR	$40,876	$125,026

UMH Properties, Inc. | Fourth Quarter FY 2022 Supplemental Information 6

Reconciliation of Net Income (Loss) to Adjusted EBITDA without Non-Recurring Other Expense and Net Income (Loss) Attributable to Common Shareholders to FFO and Normalized FFO

(in thousands) (unaudited)

	Three Months Ended		Year Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Reconciliation of Net Income (Loss) to Adjusted EBITDA without Non-Recurring Other Expense

Net Income (Loss)	$3,659	$17,010	$(4,972)	$51,088
Interest Expense	7,587	4,615	26,439	19,158
Franchise Taxes	107	63	395	342
Depreciation Expense	12,766	11,552	48,769	45,124
Depreciation Expense from Unconsolidated Joint Venture	114	-0-	371	-0-
(Increase) Decrease in Fair Value of Marketable Securities	(21,185)	(10,932)	21,839	(25,052)
(Gain) Loss on Sales of Marketable Securities, net	17,922	-0-	(6,394)	(2,342)
Adjusted EBITDA	20,970	22,308	86,447	88,318
Non-Recurring Other Expense (3)	837	925	3,479	1,995
Adjusted EBITDA without Non-Recurring Other Expense	$21,807	$23,233	$89,926	$90,313

Reconciliation of Net Income (Loss) Attributable to Common Shareholders to Funds from Operations

Net Income (Loss) Attributable to Common Shareholders	$283	$9,410	$(36,265)	$21,249
Depreciation Expense	12,766	11,552	48,769	45,124
Depreciation Expense from Unconsolidated Joint Venture	114	-0-	371	-0-
Loss on Sales of Investment Property and Equipment	73	61	169	170
(Increase) Decrease in Fair Value of Marketable Securities	(21,185)	(10,932)	21,839	(25,052)
(Gain) Loss on Sales of Marketable Securities, net	17,922	-0-	(6,394)	(2,342)
Funds from Operations Attributable to Common Shareholders (“FFO”)	9,973	10,091	28,489	39,149

Adjustments:
Redemption of Preferred Stock (1)	-0-	-0-	12,916	-0-
Amortization (2)	511	-0-	1,956	-0-
Non-Recurring Other Expense (3)	837	925	3,479	1,995
Normalized Funds from Operations Attributable to Common Shareholders (“Normalized FFO”)	$11,321	$11,016	$46,840	$41,144

(1) Primarily consists of redemption charges related to the original issuance costs ($8,190) and the carrying costs of excess cash ($4,726) in 2022 from the beginning of the year through the redemption date.

(2) Due to the change in sources of capital, this non-cash expense is expected to become more significant and is therefore included as an adjustment to Normalized FFO for the year ended December 31, 2022. Had a similar adjustment been made in prior years, Normalized FFO Attributable to Common Shareholders would have been $11,293 or $0.22 and $42,145 or $0.89 for the three months and year ended December 31, 2021, respectively.

(3) Consists of special bonus and restricted stock grants for the August 2020 groundbreaking Fannie Mae financing, which are being expensed over the vesting period ($431 and $1,724, respectively) and non-recurring expenses for the joint venture with Nuveen ($210 and $264, respectively), early extinguishment of debt ($125 and $320, respectively), one-time legal fees ($10 and $197, respectively), fees related to the establishment of the Opportunity Zone Fund ($61 and $954, respectively), and costs associated with an acquisition not completed ($0 and $20) for the three months and year ended December 31, 2022. Consists of special bonus and restricted stock grants for the August 2020 groundbreaking Fannie Mae financing, which are being expensed over the vesting period ($754 and $1,824, respectively) and non-recurring expenses for the joint venture ($171) for the three months and year ended December 31, 2021.

UMH Properties, Inc. | Fourth Quarter FY 2022 Supplemental Information 7

Market Capitalization, Debt and Coverage Ratios

(in thousands except per share amounts) (unaudited)

	Year Ended
	December 31, 2022		December 31, 2021
Shares Outstanding	57,595		51,651
Market Price Per Share	$16.10		$27.33
Equity Market Capitalization	$927,298		$1,411,624
Total Debt	761,676		499,324
Preferred	225,379		462,319
Total Market Capitalization	$1,914,353		$2,373,267

Total Debt	$761,676		$499,324
Less: Cash and Cash Equivalents	(29,785)		(116,175)
Net Debt	731,891		383,149
Less: Marketable Securities at Fair Value (“Securities”)	(42,178)		(113,748)
Net Debt Less Securities	$689,713		$269,401

Interest Expense	$26,439		$19,158
Capitalized Interest	2,730		1,476
Preferred Dividends	23,221		29,839
Total Fixed Charges	$52,390		$50,473

Adjusted EBITDA without Non-Recurring Other Expense	$89,926		$90,313

Debt and Coverage Ratios

Net Debt / Total Market Capitalization	38.2%		16.1%

Net Debt Plus Preferred / Total Market Capitalization	50.0%		35.6%

Net Debt Less Securities / Total Market Capitalization	36.0%		11.4%

Net Debt Less Securities Plus Preferred / Total Market Capitalization	47.8%		30.8%

Interest Coverage	3.1	x	4.4	x

Fixed Charge Coverage	1.7	x	1.8	x

Net Debt / Adjusted EBITDA without Non-Recurring Other Expense	8.1	x	4.2	x

Net Debt Less Securities / Adjusted EBITDA without Non-Recurring Other Expense	7.7	x	3.0	x

Net Debt Plus Preferred / Adjusted EBITDA without Non-Recurring Other Expense	10.6	x	9.4	x

Net Debt Less Securities Plus Preferred / Adjusted EBITDA without Non-Recurring Other Expense	10.2	x	8.1	x

UMH Properties, Inc. | Fourth Quarter FY 2022 Supplemental Information 8

Debt Analysis

(in thousands) (unaudited)

	Year Ended
	December 31, 2022	December 31, 2021
Debt Outstanding
Mortgages Payable:
Fixed Rate Mortgages	$513,709	$456,702
Unamortized Debt Issuance Costs	(4,771)	(4,135)

Mortgages, Net of Unamortized Debt Issuance Costs	$508,938	$452,567
Loans Payable:
Unsecured Line of Credit	$75,000	$25,000
Other Loans Payable	79,226	21,945

Total Loans Before Unamortized Debt Issuance Costs	154,226	46,945
Unamortized Debt Issuance Costs	(695)	(188)

Loans, Net of Unamortized Debt Issuance Costs	$153,531	$46,757
Bonds Payable:
Series A Bonds	$102,670	$-0-
Unamortized Debt Issuance Costs	(3,463)	-0-

Bonds, Net of Unamortized Debt Issuance Costs	$99,207	$-0-

Total Debt, Net of Unamortized Debt Issuance Costs	$761,676	$499,324

% Fixed/Floating
Fixed	80.0%	90.7%
Floating	20.0%	9.3%
Total	100.0%	100.0%

Weighted Average Interest Rates (1)
Mortgages Payable	3.93%	3.75%
Loans Payable	6.76%	2.66%
Bonds Payable	4.72%	N/A
Total Average	4.60%	3.65%

Weighted Average Maturity (Years) Mortgages Payable	5.1	5.2

(1) Weighted average interest rates do not include the effect of unamortized debt issuance costs.

UMH Properties, Inc. | Fourth Quarter FY 2022 Supplemental Information 9

Debt Maturity

(in thousands) (unaudited)

As of December 31, 2022:

Fiscal Year Ended	Mortgages	Loans		Bonds		Total	% of Total
2023	$58,793	$79,226		$-0-		$138,019	17.9%
2024	-0-	-0-		-0-		-0-	0.0%
2025	122,260	-0-		-0-		122,260	15.9%
2026	38,294	75,000	(1)	-0-		113,294	14.7%
2027	39,927	-0-		102,670	(2)	142,597	18.5%
Thereafter	254,435	-0-		-0-		254,435	33.0%

Total Debt Before Unamortized Debt Issuance Cost	513,709	154,226		102,670		770,605	100.0%

Unamortized Debt Issuance Cost	(4,771)	(695)		(3,463)		(8,929)

Total Debt, Net of Unamortized Debt Issuance Costs	$508,938	$153,531		$99,207		$761,676

(1) Represents $75.0 million balance outstanding on the Company’s Line of Credit due November 2026, with an additional one-year option.

(2) Represents $102.7 million balance outstanding of the Company’s Series A Bonds due February 28, 2027.

UMH Properties, Inc. | Fourth Quarter FY 2022 Supplemental Information 10

Securities Portfolio Performance

(in thousands)

Year Ended	Securities Available for Sale	Dividend Income	Net Realized Gain on Sale of Securities	Net Realized Gain on Sale of Securities & Dividend Income
2010	$28,757	$1,763	$2,028	$3,791
2011	43,298	2,512	2,693	5,205
2012	57,325	3,244	4,093	7,337
2013	59,255	3,481	4,056	7,537
2014	63,556	4,066	1,543	5,609
2015	75,011	4,399	204	4,603
2016	108,755	6,636	2,285	8,921
2017	132,964	8,135	1,747	9,882
2018	99,596	10,367	20	10,387
2019	116,186	7,535	-0-	7,535
2020	103,172	5,729	-0-	5,729
2021	113,748	5,098	2,342	7,440
2022	42,178	2,903	6,394	9,297

		$65,868	$27,405	$93,273

UMH Properties, Inc. | Fourth Quarter FY 2022 Supplemental Information 11

Property Summary and Snapshot

(unaudited)

	December 31, 2022	December 31, 2021	% Change

Communities	134	127	5.5%
Developed Sites	25,568	24,025	6.4%
Occupied	21,626	20,662	4.7%
Occupancy %	84.6%	86.0%	(140	bps)
Total Rentals	9,098	8,706	4.5%
Occupied Rentals	8,487	8,312	2.1%
Rental Occupancy %	93.3%	95.5%	(220	bps)
Monthly Rent Per Site	$498	$480	3.8%
Monthly Rent Per Home Rental Including Site	$873	$824	5.9%

State	Number	Total Acreage	Developed Acreage	Vacant Acreage	Total Sites	Occupied Sites	Occupancy Percentage	Monthly Rent Per Site	Total Rentals	Occupied Rentals	Rental Occupancy Percentage	Monthly Rent Per Home Rental
		(1)		(1)								(2)

Alabama	2	69	62	7	330	88	26.7%	$184	58	51	87.9%	$950
Indiana	14	1,105	893	212	4,011	3,450	86.0%	$452	1,804	1,667	92.4%	$863
Maryland	1	77	10	67	62	62	100.0%	$589	-0-	-0-	0.0%	N/A
Michigan	4	241	222	19	1,089	860	79.0%	$468	295	269	91.2%	$861
New Jersey	5	390	226	164	1,266	1,224	96.7%	$673	44	41	93.2%	$1,186
New York	8	674	323	351	1,355	1,147	84.6%	$583	450	411	91.3%	$1,010
Ohio	38	2,007	1,516	491	7,247	6,109	84.3%	$459	2,643	2,497	94.5%	$838
Pennsylvania	53	2,409	1,890	519	7,968	6,791	85.2%	$521	2,884	2,675	92.8%	$883
South Carolina	2	63	55	8	322	159	49.4%	$210	65	56	86.2%	$868
Tennessee	7	544	316	228	1,918	1,736	90.5%	$510	855	820	95.9%	$888
Total as of December 31, 2022	134	7,579	5,513	2,066	25,568	21,626	84.6%	$498	9,098	8,487	93.3%	$873
Acquisitions (3)	1	26	26	-0-	118	-0-	0.0%	N/A	-0-	-0-	0.0%	N/A
Grand Total	135	7,605	5,539	2,066	25,686	21,626	84.2%	$498	9,098	8,487	93.3%	$873

(1)	Total and Vacant Acreage of 220 for Mountain View Estates and 61 for Struble Ridge are included in the above summary.
(2)	Includes home and site rent charges.
(3)	Acquisition of one community completed on January 19, 2023.

UMH Properties, Inc. | Fourth Quarter FY 2022 Supplemental Information 12

Same Property Statistics

(dollars in thousands) (unaudited)

	For Three Months Ended				For the Year Ended
	December 31, 2022	December 31, 2021	Change	% Change	December 31, 2022	December 31, 2021	Change	% Change
Community Net Operating Income
Rental and Related Income	$42,207	$40,022	$2,185	5.5%	$166,113	$157,005	$9,108	5.8%
Community Operating Expenses	18,000	15,714	2,286	14.5%	69,553	63,113	6,440	10.2%
Community NOI	$24,207	$24,308	$(101)	(0.4)%	$96,560	$93,892	$2,668	2.8%

	December 31, 2022	December 31, 2021	Change

Total Sites	23,349	23,365	(0.1)%
Occupied Sites	20,230	20,270	(0.2)%
Occupancy %	86.6%	86.8%	(20	bps)
Number of Properties	124	124	N/A
Total Rentals	8,861	8,541	3.7%
Occupied Rentals	8,285	8,182	1.3%
Rental Occupancy	93.5%	95.8%	(230	bps)
Monthly Rent Per Site	$506	$483	4.8%
Monthly Rent Per Home Including Site	$872	$824	5.8%

Same Property includes all properties owned as of January 1, 2021, with the exception of Memphis Blues and Duck River Estates.

UMH Properties, Inc. | Fourth Quarter FY 2022 Supplemental Information 13

Acquisitions Summary

(dollars in thousands)

Year of Acquisition	Number of Communities	Sites	Occupancy% at Acquisition	Purchase Price	Price Per Site	Total Acres
2020	2	310	64%	$7,840	$25	48
2021	3	543	59%	$18,300	$34	113
2022	7	1,486	66%	$86,223	$58	461
2023	1	118	0%	$3,650	$31	26

Property Portfolio

Marcellus & Utica Shale Region
Acquired Prior to 2022:
127 Communities and 24,100 sites
Acquired in 2022:
7 Communities and 1,500 sites
Acquired in 2023:
1 Community and 100 sites
Joint Venture:
2 Communities and 400 sites
281 acres to be developed into manufactured home communities

Communities
Total - 135
PA 40%
OH 28%
IN 10%
NY 6%
TN 5%
NJ 4%
MI 3%
AL 1%
GA 1%
MD 1%
SC 1%
25,700 Sites

Acreage
Total - 7,605
Developed
2,910
38%
Developed
2,629
35%
Vacant
853
11%
Vacant
1,213
16%
Marcellus & Utica Shale Acreage
78 Communities and 12,300 Sites
Non Marcellus & Utica Share Acreage

2022 Acquisitions

Community	Date of Acquisition	State	Number of Sites	Purchase Price	Number of Acres	Occupancy
Center Manor	March 31, 2022	PA	96	$5,800	18	83%
Mandell Trails	May 3, 2022	PA	132	7,375	69	70%
La Vista Estates	May 25, 2022	AL	139	3,878	36	6%
Hidden Creek	July 14, 2022	MI	351	22,000	88	63%
Garden View	August 10, 2022	SC	187	5,200	39	42%
Fohl Village	November 22, 2022	OH	321	19,070	170	77%
Oak Tree	December 15, 2022	NJ	260	22,900	41	98%
Total 2022			1,486	$86,223	461	66%

2023 Acquisitions

Community	Date of Acquisition	State	Number of Sites	Purchase Price	Number of Acres	Occupancy
Mighty Oak	January 19, 2023	GA	118	$3,650	26	0%
Total 2023 to Date			118	$3,650	26	0%

UMH Properties, Inc. | Fourth Quarter FY 2022 Supplemental Information 14

Definitions

Investors and analysts following the real estate industry utilize funds from operations available to common shareholders (“FFO”), normalized funds from operations available to common shareholders (“Normalized FFO”), community NOI, same property NOI, and earnings before interest, taxes, depreciation, amortization and acquisition costs (“Adjusted EBITDA without Non-Recurring Other Expense”), variously defined, as supplemental performance measures. While the Company believes net income (loss) available to common shareholders, as defined by accounting principles generally accepted in the United States of America (U.S. GAAP), is the most appropriate measure, it considers Community NOI, Same Property NOI, Adjusted EBITDA without Non-Recurring Other Expense, FFO and Normalized FFO, given their wide use by and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of U.S. GAAP depreciation and amortization of real estate assets. FFO also adjusts for the effects of the change in the fair value of marketable securities and gains and losses realized on marketable securities. Normalized FFO reflects the same assumptions as FFO except that it also adjusts for certain one-time charges. Community NOI and Same Property NOI provide a measure of rental operations and do not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. Adjusted EBITDA without Non-Recurring Other Expense provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. In addition, Community NOI, Same Property NOI, Adjusted EBITDA without Non-Recurring Other Expense, FFO and Normalized FFO are commonly used in various ratios, pricing multiples, yields and returns and valuation of calculations used to measure financial position, performance and value.

As used herein, the Company calculates FFO, as defined by The National Association of Real Estate Investment Trusts (“NAREIT”), to be equal to net income (loss) applicable to common shareholders, as defined by U.S. GAAP, excluding extraordinary items as defined by U.S. GAAP, gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, the change in the fair value of marketable securities, and the gain or loss on the sale of marketable securities plus certain non-cash items such as real estate asset depreciation and amortization. Included in the NAREIT FFO White Paper - 2018 Restatement, is an option pertaining to assets incidental to our main business in the calculation of NAREIT FFO to make an election to include or exclude gains and losses on the sale of these assets, such as marketable equity securities, and include or exclude mark-to-market changes in the value recognized on these marketable equity securities. In conjunction with the adoption of the FFO White Paper - 2018 Restatement, for all periods presented, we have elected to exclude the gains and losses realized on marketable securities and change in the fair value of marketable securities from our FFO calculation. NAREIT created FFO as a non-GAAP supplemental measure of REIT operating performance.

Normalized FFO is calculated as FFO excluding certain one-time charges.

Normalized FFO per Diluted Common Share is calculated using diluted weighted shares outstanding of 56.8 million and 54.4 million shares for the three months and year ended December 31, 2022, respectively, and 51.1 million and 47.4 million shares for the three months and year ended December 31, 2021, respectively. Common stock equivalents resulting from stock options in the amount of 936,000 shares for the year ended December 31, 2022 were excluded from the computation of Diluted Net Income (Loss) per Share as their effect would have been anti-dilutive. Common stock equivalents resulting from stock options in the amount of 571,000 for the three months ended December 31, 2022, and 1.4 million and 1.1 million shares for the three months and year ended December 31, 2021, respectively, were included in the computation of Diluted Net Income (Loss) per share.

Community NOI is calculated as rental and related income less community operating expenses such as real estate taxes, repairs and maintenance, community salaries, utilities, insurance and other expenses.

Same Property NOI is calculated as Community NOI, using all properties owned as of January 1, 2021, with the exception of Memphis Blues and Duck River Estates.

Adjusted EBITDA without Non-Recurring Other Expense is calculated as net income (loss) plus interest expense, franchise taxes, depreciation, the change in the fair value of marketable securities and the gain (loss) on sales of marketable securities, adjusted for non-recurring other expenses.

Community NOI, Same Property NOI, Adjusted EBITDA without Non-Recurring Other Expense, FFO and Normalized FFO do not represent cash generated from operating activities in accordance with U.S. GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. Community NOI, Same Property NOI, Adjusted EBITDA without Non-Recurring Other Expense, FFO and Normalized FFO should not be considered as substitutes for net income (loss) applicable to common shareholders (calculated in accordance with U.S. GAAP) as a measure of results of operations, or cash flows (calculated in accordance with U.S. GAAP) as a measure of liquidity. Community NOI, Same Property NOI, Adjusted EBITDA without Non-Recurring Other Expense, FFO and Normalized FFO as currently calculated by the Company may not be comparable to similarly titled, but variously calculated, measures of other REITs.

UMH Properties, Inc. | Fourth Quarter FY 2022 Supplemental Information 15

Press Release Dated February 28, 2023

FOR IMMEDIATE RELEASE	February 28, 2023
Contact: Nelli Madden
732-577-9997

UMH PROPERTIES, INC. REPORTS RESULTS FOR THE FOURTH QUARTER AND YEAR ENDED

DECEMBER 31, 2022

FREEHOLD, NJ, February 28, 2023…….. UMH Properties, Inc. (NYSE:UMH) (TASE:UMH) reported Total Income of $195.8 million for the year ended December 31, 2022 as compared to $186.1 million for the year ended December 31, 2021, representing an increase of 5%. Total Income for the quarter ended December 31, 2022 was $48.7 million as compared to $46.0 million for the quarter ended December 31, 2021, representing an increase of 6%. Net Income (Loss) Attributable to Common Shareholders amounted to a loss of $36.3 million or $0.67 per diluted share for the year ended December 31, 2022 as compared to income of $21.2 million or $0.45 per diluted share for the year ended December 31, 2021. Net Income Attributable to Common Shareholders amounted to $283,000 or $0.005 per diluted share for the quarter ended December 31, 2022 as compared to $9.4 million or $0.17 per diluted share for the quarter ended December 31, 2021.

Funds from Operations Attributable to Common Shareholders (“FFO”) was $28.5 million or $0.51 per diluted share for the year ended December 31, 2022 as compared to $39.1 million or $0.83 per diluted share for the year ended December 31, 2021. FFO was $10.0 million or $0.18 per diluted share for the quarter ended December 31, 2022 as compared to $10.1 million or $0.20 per diluted share for the quarter ended December 31, 2021. Normalized Funds from Operations Attributable to Common Shareholders (“Normalized FFO”), was $46.8 million or $0.85 per diluted share for the year ended December 31, 2022, as compared to $41.1 million or $0.87 per diluted share for the year ended December 31, 2021. Normalized FFO was $11.3 million or $0.20 per diluted share for the quarter ended December 31, 2022, as compared to $11.0 million or $0.22 per diluted share for the quarter ended December 31, 2021.

A summary of significant financial information for the three months and year ended December 31, 2022 and 2021 is as follows (in thousands except per share amounts):

	For the Three Months Ended
	December 31,
	2022	2021

Total Income	$48,748	$46,002
Total Expenses	$42,582	$37,500
Net Income Attributable to Common Shareholders	$283	$9,410
Net Income Attributable to Common Shareholders per Diluted Common Share	$0.005	$0.17
FFO (1)	$9,973	$10,091
FFO (1) per Diluted Common Share	$0.18	$0.20
Normalized FFO (1)	$11,321	$11,016
Normalized FFO (1) per Diluted Common Share	$0.20	$0.22
Weighted Average Shares Outstanding	56,755	51,128

UMH Properties, Inc. | Fourth Quarter FY 2022 Supplemental Information 16

	For the Year Ended
	December 31,
	2022	2021

Total Income	$195,776	$186,123
Total Expenses	$166,252	$152,163
Net Income (Loss) Attributable to Common Shareholders	$(36,265)	$21,249
Net Income (Loss) Attributable to Common Shareholders per Diluted Common Share	$(0.67)	$0.45
FFO (1)	$28,489	$39,149
FFO (1) per Diluted Common Share	$0.51	$0.83
Normalized FFO (1)	$46,840	$41,144
Normalized FFO (1) per Diluted Common Share	$0.85	$0.87
Weighted Average Shares Outstanding	54,389	47,432

A summary of significant balance sheet information as of December 31, 2022 and 2021 is as follows (in thousands):

	December 31, 2022	December 31, 2021

Gross Real Estate Investments	$1,391,588	$1,205,091
Marketable Securities at Fair Value	$42,178	$113,748
Total Assets	$1,344,596	$1,270,820
Mortgages Payable, net	$508,938	$452,567
Loans Payable, net	$153,531	$46,757
Bonds Payable, net	$99,207	$-0-
Total Shareholders’ Equity	$551,196	$742,140

Samuel A. Landy, President and CEO, commented on the 2022 results.

“During 2022, UMH made substantial progress on multiple fronts – generating solid operating results, achieving strong growth and improving our financial position. We have:

●	Increased Rental and Related Income by 7%;
●	Increased Community Net Operating Income (“NOI”) by 4%;
●	Increased our rental home portfolio by 392 homes from year end 2021 to approximately 9,100 total rental homes, representing an increase of 5% from year end 2021;
●	Acquired seven communities containing 1,486 homesites for a total cost of $86.2 million;
●	Issued $102.7 million of 4.72% Series A Bonds due 2027 in an offering to investors in Israel, for total proceeds of $98.7 million, net of offering expenses;
●	Completed the addition of approximately 1,100 homes to our Fannie Mae credit facility, for total proceeds of approximately $25.6 million;
●	Financed four communities and approximately 250 rental homes within those communities for total proceeds of approximately $34.2 million;
●	Issued and sold approximately 5.0 million shares of Common Stock through an At-the-Market Sale Program at a weighted average price of $20.58 per share, generating gross proceeds of $102.6 million and net proceeds of $100.8 million, after offering expenses;
●	Issued and sold approximately 406,000 shares of Series D Preferred Stock through an At-the-Market Sale Program at a weighted average price of $22.90 per share, generating gross proceeds of $9.3 million and net proceeds of $9.1 million, after offering expenses;
●	Redeemed all 9.9 million issued and outstanding shares of our 6.75% Series C Preferred Stock for $247.1 million;
●	Invested $8.0 million in the UMH qualified opportunity zone fund to acquire, develop and redevelop manufactured housing communities located in Qualified Opportunity Zones;

UMH Properties, Inc. | Fourth Quarter FY 2022 Supplemental Information 17

●	Entered into a Second Amended and Restated Credit Agreement to expand available borrowings from $75 million to $100 million with a $400 million accordion feature, subject to certain conditions, and to extend the maturity date to November 7, 2026, with a one-year extension available at our option; and subsequent to year end, further expanded this line from $100 million to $180 million;
●	Subsequent to year end, acquired our first community in Georgia, containing 118 developed homesites, for a total cost of $3.7 million through our qualified opportunity zone fund;
●	Subsequent to year end, issued and sold approximately 1.9 million shares of Common Stock through an At-the-Market Sale Program at a weighted average price of $16.99 per share, generating gross proceeds of $32.7 million and net proceeds of $32.2 million, after offering expenses; and
●	Subsequent to year end, issued and sold approximately 640,000 shares of Series D Preferred Stock through an At-the-Market Sale Program at a weighted average price of $22.77 per share, generating gross proceeds of $14.6 million and net proceeds of $14.4 million, after offering expenses.”

“UMH is well positioned for future earnings growth. We have invested a considerable amount of capital in existing acquisitions, expanding our communities and into our joint venture. This capital has been deployed, but value-add acquisitions and expansions take time to generate returns. The communities and expansions we have invested in are well-located and are experiencing strong demand for sales and rentals which will result in increased occupancy and revenue.”

“The backlogs from our manufacturers are now back to pre-pandemic levels, and we have over 1,000 homes being set up and ready for occupancy. As these homes come online, we anticipate revenue growth in the 8-9% range which will more than offset the expense growth resulting in high single or low double digit NOI growth.”

“During the year, we completed the acquisition of seven communities containing approximately 1,500 developed homesites for a total purchase price of approximately $86 million. These value-add acquisitions provide a runway for long-term NOI and earnings accretion but impacted our earnings in the short term. We also completed the development of 225 expansion sites which will generate sales profits, strong yields and property appreciation in the future.”

“We are proud of the company that we have built and the mission we are on to provide the Nation with needed affordable housing. Our results and future growth prospects allowed us to raise our dividend for three consecutive years. We believe we are on track for earnings and dividend growth in the future. We look forward to continuing to execute on our business plan and building long-term value for our dedicated shareholders.”

UMH Properties, Inc. will host its Fourth Quarter and Year Ended December 31, 2022 Financial Results Webcast and Conference Call. Senior management will discuss the results, current market conditions and future outlook on Wednesday, March 1, 2023 at 10:00 a.m. Eastern Time.

The Company’s fourth quarter and year ended December 31, 2022 financial results being released herein will be available on the Company’s website at www.umh.reit in the “Financials” section.

To participate in the webcast, select the microphone icon found on the homepage www.umh.reit to access the call. Interested parties can also participate via conference call by calling toll free 877-513-1898 (domestically) or 412-902-4147 (internationally).

The replay of the conference call will be available at 12:00 p.m. Eastern Time on Wednesday, March 1, 2023 and can be accessed by dialing toll free 877-344-7529 (domestically) and 412-317-0088 (internationally) and entering the passcode 7936826. A transcript of the call and the webcast replay will be available at the Company’s website, www.umh.reit.

UMH Properties, Inc., which was organized in 1968, is a public equity REIT that owns and operates 135 manufactured home communities containing approximately 25,700 developed homesites. These communities are located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana, Michigan, Maryland, Alabama, South Carolina and Georgia. UMH also has an ownership interest in and operates two communities in Florida, containing 363 sites, through its joint venture with Nuveen Real Estate.

UMH Properties, Inc. | Fourth Quarter FY 2022 Supplemental Information 18

Certain statements included in this press release which are not historical facts may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements are based on the Company’s current expectations and involve various risks and uncertainties. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can provide no assurance those expectations will be achieved. The risks and uncertainties that could cause actual results or events to differ materially from expectations are contained in the Company’s annual report on Form 10-K and described from time to time in the Company’s other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

Note:

(1)	Non-GAAP Information: We assess and measure our overall operating results based upon an industry performance measure referred to as Funds from Operations Attributable to Common Shareholders (“FFO”), which management believes is a useful indicator of our operating performance. FFO is used by industry analysts and investors as a supplemental operating performance measure of a REIT. FFO, as defined by The National Association of Real Estate Investment Trusts (“NAREIT”), represents net income (loss) attributable to common shareholders, as defined by accounting principles generally accepted in the United States of America (“U.S. GAAP”), excluding extraordinary items, as defined under U.S. GAAP, gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, the change in the fair value of marketable securities, and the gain or loss on the sale of marketable securities plus certain non-cash items such as real estate asset depreciation and amortization. Included in the NAREIT FFO White Paper - 2018 Restatement, is an option pertaining to assets incidental to our main business in the calculation of NAREIT FFO to make an election to include or exclude gains and losses on the sale of these assets, such as marketable equity securities, and include or exclude mark-to-market changes in the value recognized on these marketable equity securities. In conjunction with the adoption of the FFO White Paper - 2018 Restatement, for all periods presented, we have elected to exclude the gains and losses realized on marketable securities investments and the change in the fair value of marketable securities from our FFO calculation. NAREIT created FFO as a non-U.S. GAAP supplemental measure of REIT operating performance. We define Normalized Funds from Operations Attributable to Common Shareholders (“Normalized FFO”), as FFO excluding certain one-time charges. FFO and Normalized FFO should be considered as supplemental measures of operating performance used by REITs. FFO and Normalized FFO exclude historical cost depreciation as an expense and may facilitate the comparison of REITs which have a different cost basis. However, other REITs may use different methodologies to calculate FFO and Normalized FFO and, accordingly, our FFO and Normalized FFO may not be comparable to all other REITs. The items excluded from FFO and Normalized FFO are significant components in understanding the Company’s financial performance.

FFO and Normalized FFO (i) do not represent Cash Flow from Operations as defined by U.S. GAAP; (ii) should not be considered as alternatives to net income (loss) as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity.

The reconciliation of the Company’s U.S. GAAP net income (loss) to the Company’s FFO and Normalized FFO for the three months and year ended December 31, 2022 and 2021 are calculated as follows (in thousands):

	Three Months Ended		Year Ended
	12/31/22	12/31/21	12/31/22	12/31/21
Net Income (Loss) Attributable to Common Shareholders	$283	$9,410	$(36,265)	$21,249
Depreciation Expense	12,766	11,552	48,769	45,124
Depreciation Expense from Unconsolidated Joint Venture	114	-0-	371	-0-
Loss on Sales of Investment Property and Equipment	73	61	169	170
(Increase) Decrease in Fair Value of Marketable Securities	(21,185)	(10,932)	21,839	(25,052)
Gain on Sales of Marketable Securities, net	17,922	-0-	(6,394)	(2,342)
FFO Attributable to Common Shareholders	9,973	10,091	28,489	39,149
Redemption of Preferred Stock (2)	-0-	-0-	12,916	-0-
Amortization (3)	511	-0-	1,956	-0-
Non-Recurring Other Expense (4)	837	925	3,479	1,995
Normalized FFO Attributable to Common Shareholders	$11,321	$11,016	$46,840	$41,144

The diluted weighted shares outstanding used in the calculation of FFO per Diluted Common Share and Normalized FFO per Diluted Common Share were 56.8 million and 55.3 million shares for the three months and year ended December 31, 2022, respectively, and 51.1 million and 47.4 million shares for the three months and year ended December 31, 2021, respectively. Common stock equivalents resulting from stock options in the amount of 571,000 and 936,000 shares for the three months and year ended December 31, 2022, respectively, were excluded from the diluted weighted shares outstanding as they would have been anti-dilutive. Common stock equivalents resulting from stock options in the amount of 1.4 million and 1.1 million shares for the three months and year ended December 31, 2021, respectively, are included in the diluted weighted shares outstanding.

(2)	Primarily consists of redemption charges related to the original issuance costs ($8,190) and the carrying costs of excess cash ($4,726) in 2022 from the beginning of the year through the redemption date.

UMH Properties, Inc. | Fourth Quarter FY 2022 Supplemental Information 19

(3)	Due to the change in sources of capital, this non-cash expense is expected to become more significant and is therefore included as an adjustment to Normalized FFO for the year ended December 31, 2022. Had a similar adjustment been made in prior years, Normalized FFO Attributable to Common Shareholders would have been $11,293 or $0.22 and $42,145 or $0.89 for the three months and year ended December 31, 2021, respectively.

(4)	Consists of special bonus and restricted stock grants for the August 2020 groundbreaking Fannie Mae financing, which are being expensed over the vesting period ($431 and $1,724, respectively) and non-recurring expenses for the joint venture with Nuveen ($210 and $264, respectively), early extinguishment of debt ($125 and $320, respectively), one-time legal fees ($10 and $197, respectively), fees related to the establishment of the Opportunity Zone Fund ($61 and $954, respectively) and costs associated with acquisition not completed ($0 and $20, respectively) for the three months and year ended December 31, 2022. Consists of special bonus and restricted stock grants for the August 2020 groundbreaking Fannie Mae financing, which are being expensed over the vesting period ($754 and $1,824, respectively) and non-recurring expenses for the joint venture ($171) for the three months and year ended December 31, 2021.

The following are the cash flows provided by (used in) operating, investing and financing activities for the year ended December 31, 2022 and 2021 (in thousands):

	2022	2021
Operating Activities	$(7,983)	$65,163
Investing Activities	(124,121)	(94,364)
Financing Activities	47,954	125,634

# # # #

UMH Properties, Inc. | Fourth Quarter FY 2022 Supplemental Information 20